AMENDMENT TO AMENDED & RESTATED

INVESTMENT ADVISORY AGREEMENT

The following amendment (this “Amendment”), effective June 11, 2015, is made to the Amended and Restated Investment Advisory Agreement, by and between Great-West Funds, Inc. (the “Great-West Funds”) and Great-West Capital Management, LLC (the “Adviser”), dated May 1, 2015 (the “Agreement”), and is hereby incorporated into and made a part of the Agreement.

1.	The first paragraph of Article II, Section A of the Agreement is deleted in its entirety and replaced with the following:

As compensation for its services with respect to Great-West Funds, the Adviser receives monthly compensation at the annual rate of 0.65% of the average daily net assets of the Great-West American Century Growth Fund; 0.60% of the average daily net assets of the Great-West Ariel Mid Cap Value Fund; 0.15% of the average daily net assets of the Great-West Bond Index Fund; 0.35% of the average daily net assets of the Great-West Federated Bond Fund; 0.90% of the average daily net assets of the Great-West Goldman Sachs Mid Cap Value Fund; 0.35% of the average daily net assets of the Great-West International Index Fund; 1.05% of the average daily net assets of the Great-West Invesco Small Cap Value Fund; 0.65% of the average daily net assets of the Great-West Multi-Manager Large Cap Growth Fund on assets up to $1 billion and 0.60% of the average daily net assets of the Great-West Multi-Manager Large Cap Growth Fund on assets over $1 billion; 0.55% of the average daily net assets of the Great-West Loomis Sayles Bond Fund; 0.60% of the average daily net assets of the Great-West Loomis Sayles Small Cap Value Fund; 0.85% of the average daily net assets of the Great-West MFS International Growth Fund; 0.65% of the average daily net assets of the Great-West MFS International Value Fund; 0.11% of the average daily net assets of the Great-West Money Market Fund; 0.75% of the average daily net assets of the Great-West Putnam Equity Income Fund; 0.75% of the average daily net assets of the Great-West Putnam High Yield Bond Fund; 0.35% of the average daily net assets of the Great-West Real Estate Index Fund;

0.25% of the average daily net assets of the Great-West S&P 500 Index Fund; 0.25% of the average daily net assets of the Great-West S&P Mid Cap 400 Index Fund; 0.25% of the average daily net assets of the Great-West S&P Small Cap 600 Index Fund; 0.25% of the average daily net assets of the Great-West Short Duration Bond Fund; 0.75% of the average daily net assets of the Great-West Small Cap Growth Fund; 0.25% of the average daily net assets of the Great-West Stock Index Fund; 0.95% of the average daily net assets of the Great-West Templeton Global Bond Fund; 0.45% of the average daily net assets of the Great-West T. Rowe Price Equity Income Fund; 0.65% of the average daily net assets of the Great-West T. Rowe Price Mid Cap Growth Fund; 0.25% of the average daily net assets of the Great-West U.S. Government Mortgage Securities Fund; and 0.90% of the average daily net assets of the Great-West Multi-Manager Small Cap Growth Fund.

2.	In the event of a conflict between the terms of this Amendment and the Agreement, the terms of this Amendment shall control.

3.	This Amendment may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one instrument.

4.	Except as amended by this Amendment, all other provisions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in their names and on their behalf by and through duly authorized officers.

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GREAT-WEST CAPITAL MANAGEMENT, LLC

Attest:	/s/ Ryan L. Logsdon	By:	/s/ David G. McLeod

Name:	Ryan L. Logsdon	Name:	David G. McLeod

Title:	Vice President, Counsel & Secretary	Title:	Senior Vice President and Managing Director

GREAT-WEST FUNDS, INC.

Attest:	/s/ Ryan L. Logsdon	By:	/s/ Mary C. Maiers

Name:	Ryan L. Logsdon	Name:	Mary C. Maiers

Title:	Assistant Vice President, Counsel & Secretary	Title:	Chief Financial Officer & Treasurer

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